UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2007

IDO SECURITY INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, New York, NY 10004
(Address of principal executive offices, including Zip Code)

646-214-1234
(Registrant’s telephone number, including area code)

THE MEDICAL EXCHANGE INC.
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Between December 5, 2007 and January 24, 2008, IDO Security, Inc. ( the “Company”) raised gross proceeds of $5,404,550 from the private placement (the “Private Placement”) to certain accredited institutional and individual investors (the “Investors”) of its two-year 10% Secured Convertible Promissory Notes (collectively, the “Notes”, each a  “Note”). The transactions were effected pursuant to a Subscription Agreement, dated as of December 5, 2007 (the “Subscription Agreement”), between the Company and the Investors.  The Company received net proceeds of $1 million from the proceeds of the Notes, after the payment of offering related fees and expenses and after the repayment of bridge loans that that came due in November 2007. All of the holders of the above referenced bridge notes, as well as certain other bridge investors whose obligations came due in January 2008, participated in the private placement and the gross proceeds raised include amounts the Company owed to these investors in the approximate amount of $2.7 million that were offset against such investors’ respective purchases of the Notes. Remaining proceeds received from the private placement of the Notes, will be used primarily for general corporate purposes.

In connection with the issuance of the Notes, the Company issued to the Investors warrants (the “Investor Warrants”) to purchase up to 5,404,550 shares of the Company’s common stock, par value $0.001 (the "Common Stock"), of which warrants for 2,702,275 shares are exercisable at a per share exercise price of $2.00 and warrants for 2,702,275 shares are exercisable at a per share exercise price of $3.00.

The Notes have a term of two years and are convertible into shares of Common Stock at the holder's option at any time at an initial conversion price of $1.00 per share (the “Fixed Conversion Price”), subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger and as further described below. Interest on the Notes accrues at the rate of 10% per annum and is payable upon conversion, a required repayment or upon maturity, whichever occurs first, and will continue to accrue until the Notes are fully converted and/or paid in full.

Commencing on the fourth month anniversary of the issuance of the Notes and on the same day of each month thereafter until the principal amount of the Notes has been paid in full, the Company will be required to prepay 5% of the aggregate principal amount of the Notes originally issued, together with all accrued interest due and payable up to such repayment date (each such date, a "Scheduled Payment Date."). The amount may be paid either in (i) cash, at 110% of the principal amount due and 100% of all other amounts due or (ii) shares of Common Stock at a rate equal to the lower of (A) the Fixed Conversion Price or (B) 75% of the value weighted average price (VWAP) of the Common Stock for the ten trading days ending on the trading day immediately preceding the Scheduled Payment Date, provided that at the time of payment there is then in effect an effective Registration Statement (as defined below) or the shares so issued can be resold under Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”) or (ii). The Company is required to give notice of its election as to whether it will pay the amount owing in shares or cash as herein described on or before the 22nd ay preceding the Scheduled Payment Date. In any event, holders of the Notes may continue to convert the Notes during the period from the date of the notice until and including the scheduled payment date. In addition, provided the Registration Statement is effective, the Company may prepay the amounts outstanding on the Notes by giving advance notice and paying an amount equal to 115% of the sum of (x) the principal being prepaid plus (y) the accrued interest thereon. Holders will continue to have the right to convert their Notes prior to the actual prepayment.

Under the terms of the Notes, the holder of the Note may declare the Note immediately due and payable upon the occurrence of any of the following events of default (each an “Event of Default”): (i) the Company’s failure to pay the principal, principal or other sum when due and such failure continues for five days, (ii) the Company’s breach of any material covenant or other term or condition of the Subscription Agreement or the Note or any other transaction document in any material respect and such breach continues for 10 business days after notice thereof from the holder, (iii) any material representation or warranty that the Company makes in the Note, Agreement or any agreement, statement or certificate furnished in connection therewith shall be false or misleading in any material respect, (iv) the assignment by the Company for the benefit of creditors or application for or consent to the appointment of a receiver or trustee, or such receiver or trustee shall otherwise be appointed, (v) the entry of a monetary judgment or similar process in excess of $500,000 if such judgment remains unvacated for 45 days, (vi) ) a default by the Company under any one or more obligations in an aggregate amount in excess of $200,000 for more than 20 days after the due date unless the Company is contesting the validity of such obligation in good faith, (vii) the Company’s insolvency or liquidation or a bankruptcy event, (viii) the de-listing of the Common Stock from over the over-the-counter Bulletin Board or any other principal market or exchange for 15 consecutive trading days or notification from such market that the Company is not in compliance with the conditions for continued listing, (ix) the entry of a stop trade order(judicial or by the Securities and Exchange Commission) or principal market trading suspension that lasts for five consecutive trading days or more, (x) the Company’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required by the Note and the Agreement, or, if required, a replacement Note, (xi) the Company’s failure to file the Registration Statement (as defined below) by the required Filing Date (as defined below) or the failure to have such registration statement declared effective by the Effective Date (as defined below), (xii) the effectuation of a reverse split of the Common Stock without 20 days prior written notice to the Investor, (xiii) the Company’s failure to have reserved for issuance upon conversion of the Note the amount of Common stock as set forth in Note and the Subscription Agreement, (xiv) a material restatement by the Company of any prior financial statements,  (xv) a default by the Company of any material obligations under the Security Agreement referred to below and (xvi) the Company’s default of a material term, covenant, warranty or undertaking of any other agreement to which the Company and the holders of the Notes are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period. In addition, pending the filing with the Department of State in Nevada of an amendment to the Company’s certificate of incorporation increasing the authorized shares of the Company’s Common Stock to 100 million shares (the “Charter Amendment”), the Company is not obligated to reserve shares for issuance upon the conversion of the Notes or exercise of the Warrants. The Company’s has obtained the consent of stockholders holding over 50% of the outstanding shares of the Company’s to the Charter Amendment. The Charter Amendment can be filed on or after the 20th day after the Company has filed and mailed to its stockholders of record its definitive information statement on Form 14C relating to the Charter Amendment. The non-filing of the Charter Amendment by March 31, 2008 would constitute and Event of Default under the Note.

Under certain conditions, the Company is entitled to require the Note holders to convert all or a part of the outstanding principal amount of the Notes. If the closing sale price of the Company's Common Stock as quoted on the OTC Bulletin Board is more than $5.00 (which amount may be adjusted for certain capital events, such as stock splits) on each of 20 consecutive trading days, and during which twenty (20) trading days, the daily trading volume is greater than 100,000 shares, then, subject to the conditions specified below, on the first trading day after the last day in such period, the Company may, at its option (exercised by written notice to the holders of the Notes), require investors to convert all or any part of their Notes. Conversion on the date specified shall be at the conversion price then in effect. Holders of the Notes may continue to convert their notes after the Company gives such notice. This right is available only if, on the date the Company gives notice of mandatory conversion there is no Event of Default under the Notes or other event which, with the giving of notice or the passage of time (that is, without regard to any grace or cure periods), could be declared to be an Event of Default under the Notes.

The Investor Warrants are exercisable through fifth anniversary of the effective date of the Registration Statement. Holders of the Investor Warrants are entitled to exercise their warrants on a cashless basis following the first anniversary of issuance if the Registration Statement is not in effect at the time of exercise.

The conversion price of the Notes and the exercise price of the Investor Warrants are subject to adjustment. Under the agreements with the holders of Notes, the Company agreed that if the Company made certain sales of its Common Stock (or securities convertible into Common Stock) to any third party at per share conversion price or exercise price less than the conversion price of the Notes and/or the exercise price of the Warrants, adjustments would be made to the conversion price of the then unconverted Notes and to the exercise price of the then unexercised Investor Warrants. The above adjustments do not apply to certain specified transactions, such as the exercise of outstanding options, warrants, or convertible securities, the issuance of securities pursuant to a Company option plans or a non-employee director option plan, or the issuance of options to the Company's directors, officers, and employees, and advisors or consultants, and transactions with strategic investors.

Holders of the Notes are subject to certain limitations on their rights to convert the Notes. The principal limitation is that the holder may not, with certain limited exceptions, convert into a number of shares that would, together with other shares held by the holder, exceed 4.99% of the then outstanding shares of the Company after such conversion. The exercise of the Investor Warrants is subject to a similar limitation.

Other than in connection with the Excepted Issuances, if at any time the Notes or Warrants are outstanding, the Company shall offer, issue or agree to issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in respect of the Shares, or if less than the Warrant exercise price in respect of the Warrant Shares, without the consent of Subscribers holding 66.67% of the outstanding principal amount of Notes, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber respecting those Notes, Warrants and Shares that remain outstanding at the time of the Lower Price Issuance so that the average per share purchase price of the shares of Common Stock issued to the Subscriber (of only the Common Stock or Warrant Shares still owned by the Subscriber) is equal to such other lower price per share and the Conversion Price and Warrant exercise price shall automatically be reduced to such other lower price.  The average Purchase Price of the Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Shares and Warrant Shares.  The foregoing calculation and issuance shall be made separately for Shares received upon conversion of the Notes and separately for Warrant Shares.

Until the expiration of the Exclusion Period (defined below) and during the pendency of an Event of Default, except for certain excepted issuances, the Company agreed to not enter into an agreement to nor issue any equity, convertible debt or other securities convertible into common stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of investor, which consent may be withheld for any reason.   For so long as the Note is outstanding, except for such excepted issuances, the Company will not enter into any equity line of credit or similar agreement, nor issue nor agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or equity with price reset rights.  The “Exclusion Period” ends on the first to occur of (i) the Registration Statement having been current and available for use in connection with the resale of all of the Registrable Securities for a period of 180 days, or (ii) until all the Shares and Warrant Shares have been resold or transferred by the Subscribers pursuant to the Registration Statement or Rule 144, without regard to volume limitations.  The Exclusion Period will be tolled during the pendency of an Event of Default as defined in the Note.

In addition, for a period of one year, investors will have a right of first refusal to participate, in proportion to the their holdings in any proposed sale by the Company of its common stock or other securities or debt obligations, other than with respect to shares issued in connection with mergers, employee stock option plans and capital raises where the shares issued will not be registered.

 To secure Company’s obligations under the Private Placement, the Company granted a security interest in substantially all of its assets, including without limitation, its intellectual property, in favor of the investors under the terms and conditions of a Security Interest Agreement dated as of the date of the Note. The security interest terminates upon payment or satisfaction of all of Company’s obligations under the Note.

The Company undertook to file a registration statement under the Securities Act of 1933, as amended (the “Registration Statement”) with respect to the resale of the Common Stock underlying the Note and Investor Warrants by February 22, 2008 (the “Filing Date”) and use reasonable efforts to cause such registration statement to be declared effective by April 22, 2008 or, in case of a full review of such registration statement, by May 22, 2008 (the “Effective Date”). The Company undertook to initially file a registration statement for up to 6 million shares of Common Stock. If (i) the Registration Statement is not timely filed or declared effective or, if following effectiveness, the Registration Statement cease to be effective without being succeeded within 20  business days by an effective replacement for a period of time which shall exceed 45 days per year, the Investors are entitled receive an amount equal to two percent (2%) of the aggregate principal amount of the Notes remaining unconverted and purchase price of Shares issued upon conversion of the Notes and exercise of the Warrants for each thirty (30) days (or part thereof) , payable in cash or shares (so long as such shares can be resold under Rule 144), at the Company’s option. Additionally, on one occasion, for a period of 121 days after the occurrence of an Event of Default but not later than two years after the issuance of the Note, upon written request therefore from any record holder or holders of more than 50% of the shares issued and issuable upon conversion of the outstanding Notes, Investor Warrants and the Incentive Shares, the Company is required to prepare and file a Registration Statement.

Each of the Company's directors and officers (and certain of their respective family members, companies or trusts owning any Company stock) have agreed in writing that such person or entity will not, without the prior written consent of the holders of at least 66% of the then outstanding principal amount of the Notes, sell any shares of Company Common Stock he or such entity holds during the period from the Closing Date through the date which is the sooner of (i) 180 days after the effective date of the Registration Statement or (ii) the date on which less than 25% of the principal amount of the Notes originally issued remain outstanding. Thereafter and through the sooner to occur of (i) 12 month anniversary of the end of such period, (ii) the date on which less than 25% of the principal amount of the Notes originally issued remain outstanding or (iii) other release events, without such consent, such person or entity will not sell shares representing more than 5% of its aggregate holdings in any 30 day period (plus any portion of the permitted amount that was not sold or disposed of during the immediately preceding 30 day period), provided that on any trading day the holder may not sell more than 5% of the average trading volume for the preceding five trading days.

The Company paid to a finder $539,980 and issued five-year warrants to purchase up to 1,080,930 shares of Common Stock at a per share exercise price of $1. The shares underlying these warrants will not be included in the Registration Statement.

The offering was made only to accredited investors in accordance with Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2008	IDO SECURITY INC.

	By:	/s/ Michael Goldberg
Acting Chief Executive Officer